UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2018

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On October 10, 2018, each of Hines Global REIT Bourke Trust, Hines Global REIT Brookes Trust and Hines Global REIT Ann Trust, all of which are subsidiaries of Hines Global REIT, Inc. (“Hines Global” or the “Company”), entered into a contract of sale with Centuria Property Funds No. 2 Limited, as responsible entity of Centuria Urban REIT, to sell (i) 818 Bourke Street property, an eight-story Class A office building located in Melbourne, Australia, (ii) 100 Brookes Street, a six-story Class A office building located in Brisbane, Australia and (iii) 825 Ann Street, an eleven-story Class A office building located in Brisbane, Australia, respectively. In addition, also on October 10, 2018, Hines Global REIT Victoria Trust, also a subsidiary of the Company, entered into a contract of sale with Centuria Property Funds No. 2 Limited, as responsible entity of Centuria Urban REIT and 465 Victoria Avenue Pty Ltd (together, the “Purchasers”) to sell 465 Victoria Avenue, a fifteen-story Class A office building located in Sydney, Australia. The four office properties to be sold to the Purchasers are collectively referred to herein as the “Portfolio” and the four contracts of sale are collectively referred to herein as the “Contracts.” The Purchasers are not affiliated with Hines Global or its affiliates.

The aggregate contract sales price for the Portfolio is expected to be approximately A$645.8 million (approximately $458.5 million based on the exchange rate on the contract date of $0.71 per AUD) in aggregate, exclusive of transaction costs and closing prorations. The Purchasers funded earnest money deposits in the aggregate of A$40.0 million (approximately $28.4 million based on the exchange rate on the contract date of $0.71 per AUD). The Purchasers may be entitled to a return of their earnest money deposits if the Contracts are terminated under certain conditions set forth in the Contracts. Hines Global expects the closing of these sales to occur on or before November 7, 2018. There is no guarantee that these sales will be consummated on these terms or at all.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing conditions might not be satisfied, the risk associated with the possibility that the Purchasers may determine not to close on the sales, and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by Hines Global’s other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

October 15, 2018	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer